Exhibit 99.1

Rurban Financial Corp. Reports Third Quarter 2011 Results

DEFIANCE, Ohio, October 26, 2011 (GlobeNewswire) -- Rurban Financial Corp. (NASDAQ: RBNF) (“Rurban” or “the Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the third quarter and first nine months of 2011.

Consolidated earnings for Rurban Financial Corp. include the results of Rurban’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or “the Bank”), and Rurban's data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or "RDSI"). Net income for the third quarter of 2011 was $602,000, or $0.12 per diluted share, compared to $777,000, or $0.16 per diluted share for the second quarter of 2011, and $26,000, or $0.01 per diluted share for the 2010 third quarter.  For the first nine months of 2011, Rurban reported net income of $1.39 million, or $0.29 per diluted share, compared to a net loss of $9.03 million, or ($1.86) per diluted share for the first nine months of 2010.

Excluding after-tax losses of $18,000 and $85,000 on the sale of foreclosed real estate in the third quarters of 2011 and 2010, respectively, core earnings from operations were $620,000, or $0.13 per diluted share for the 2011 third quarter compared to $111,000, or $0.02 per diluted share for the year-ago third quarter. Core earnings for the second quarter of 2011 were $20,000, or $0.00 per diluted share. (The reconciliation of GAAP to core earnings can be found in the financial tables.)

Key items for the 2011 third quarter include:

•	Core earnings showed significant improvement in response to recent and ongoing initiatives.

•	Net interest income continued its upward growth trend, primarily from improvements in funding mix.

•	Core noninterest income is stabilizing following the loss of data processing fee income, and remains highly diversified.

•
Third quarter mortgage loan originations were exceptionally robust; however, interest rate volatility continues to impact the valuation of mortgage servicing rights, reducing net revenue from mortgage banking.

•	Corporate-wide expense reductions have more than offset the decline in RDSI revenue.

•	Asset quality continues to trend in a strongly positive direction.

•	Both the Bank and the holding company remain well-capitalized.

Mark Klein, President and Chief Executive Officer of Rurban Financial Corp., stated, “We continue to build momentum after working our way through the challenges of 2010. Core earnings rebounded as several ongoing initiatives began to bear fruit: expense control, improvement in asset quality, and balance sheet deleveraging. As a result of these initiatives, we are increasingly positioned for growth and greater profitability, which we anticipate to continue in the upcoming quarters.

“Elevated costs associated with the administration of problem assets are fairly well behind us, and we are focusing more intensively on improving efficiencies within the Bank. Operating expenses have been subjected to greater scrutiny, and I am pleased to report that we’ve saved approximately $500,000 in assorted categories compared to last quarter.

“Whereas many banks are struggling to grow revenue, we have been fairly successful in this area. As a result of improvements on the liability side, net interest income has continued its upward growth trend despite marginal loan growth. The lending environment is still quite competitive, and commercial loan demand remains weak. The balance sheet deleveraging we completed in the second quarter has improved our funding mix to a significant extent, although we don’t anticipate additional savings on the funding side going forward. We regard our non-bank products as a major source of revenue growth, and we have been cross-training our staff to become more knowledgeable so that they can identify and respond more effectively to customer needs.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total revenue from operations, consisting of net interest income on a fully tax-equivalent basis and noninterest income, was $8.0 million for the third quarter of 2011, down $1.6 million, or 17.1 percent, from the $9.6 million reported for the 2010 third quarter. Compared to the linked quarter, total revenue declined by $2.5 million, or 24.0 percent. Year to date, total revenue was $26.3 million, down $4.8 million, or 15.4 percent, from the prior-year nine month period. The lower level of revenue year over year and year to date relates primarily to the loss of RDSI’s data processing business.

Net interest income for the third quarter of 2011 on a tax-equivalent basis was $5.5 million, up $0.4 million, or 8.2 percent, from the third quarter of 2010; growth was derived from a 32 basis point, or 8.7 percent, improvement in the net interest margin on a fully-taxable basis, to 3.98 percent, partially offset by a $2.9 million, or 0.53 percent, decline in average earning assets. Compared to the linked quarter, net interest income increased by $0.11 million, or 2.1 percent, resulting from a 15 basis point, or 3.9 percent, improvement in the net interest margin partially offset by a $9.6 million, or 1.7 percent, decline in average earning assets.

Although Rurban’s funding mix has been improving on a quarterly basis, the deleveraging transaction completed in the 2011 second quarter enabled Rurban to further reduce its higher-cost borrowings. Year to date, net interest income (fully-taxable) was $15.9 million, up $0.5 million, or 3.0 percent, compared to year to date 2010. The net interest margin (fully-taxable) was 3.79 percent compared to 3.65 percent for the 2010 nine-month period. The 14 basis point improvement in the net interest margin resulted from a 46 basis point decrease in the cost of interest-bearing liabilities, partially offset by a 34 basis point decline in the yield on earning assets.

Noninterest Income

Noninterest income was $2.5 million for the third quarter of 2011, a decline of $2.1 million, or 45.4 percent, from the year-ago quarter; the decline from the linked quarter was $2.6 million. Excluding one-time or non-core items, third quarter 2011 noninterest income from operations was $2.5 million compared to $2.9 million and $4.7 million for the linked and year-ago quarters, a decline of 12.7 percent and 46.4 percent, respectively. Second quarter 2011 was distorted primarily by the one-time gain of $1.9 million resulting from the sale of securities as part of the balance sheet deleveraging. The following table provides a reconciliation of core and non-core items to noninterest income on a GAAP basis.

	Three Months Ended					Nine Months Ended
Noninterest Income*: (000’s)	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010

Data service fees	743	785	912	1,054	2,044	2,440	8,683
Trust fees	629	669	695	664	651	1,993	1,884
Customer service fees	664	640	581	615	644	1,885	1,846
Gain on sale of mortgage & OMSR’s	1,101	565	425	1,840	1,436	2,091	2,654
Gain on sale of non-mortgage loans	-	38	43	74	125	81	233
Mortgage loan servicing fees, net	(25)	123	139	(59)	(24)	237	183
OMSR valuation adjustment	(771)	(127)	-	660	(400)	(898)	(575)
Other income	161	174	168	200	188	503	538

Core noninterest income	2,502	2,867	2,963	5,048	4,664	8,332	15,446

Non-core items:
Contract buyout (2)	-	519	-	-	-	519	-
Net gain/(loss) on sales of securities (1)	-	1,871	-	(1)	-	1,871	451
Investment securities recoveries (1)	-	-	-	-	-	-	74
Loss on sale or disposal of assets (1)	(27)	(160)	(100)	(40)	(129)	(287)	(159)

Non-core noninterest income	(27)	2,230	(100)	(41)	(129)	2,103	366

Total Noninterest Income (GAAP)	2,475	5,097	2,863	5,007	4,535	10,435	15,812

*Line items identified as (1) are reported in the financial statements of State Bank, while items identified as a (2) are part of RDSI

For the third quarter of 2011, noninterest income from operations contributed 31.4 percent of total revenues, a substantial shift from the 48.6 percent contribution in the prior-year third quarter. However, the current level of noninterest income still represents approximately double the 16 percent median value for banks ranging between $500 million-to-$1 billion in asset size. Non-bank fee income from data service fees, trust fees, and mortgage banking activities accounted for $1.7 million of third quarter 2011 noninterest income from operations, or 67.0 percent. This compares with $2.0 million, or 70.3 percent, and $3.7 million, or 79.5 percent, for the linked and year-ago quarters, respectively. Trust fees from Rurban’s wealth management division, Reliance Financial Services, were $2.0 million for the first nine months of 2011, up 5.8 percent from the first nine months of 2010.

Data Services
($000)	3Q 2011	2Q 2011	1Q 2011	4Q 2010	3Q 2010
Data Processing & Network Services	292	302	367	451	1,124
Payment Solutions	784	823	927	1,008	1,215
Contract Buyout		519
RDSI Revenue	1,076	1,644	1,294	1,459	2,339
Less: Intercompany	(333)	(340)	(382)	(405)	(295)
Net Data Services Fees	743	1,304	912	1,054	2,044
Net Operating Expense	925	1,016	1,125	8,373	2,023

Net data services fees derived from Rurban’s data services subsidiary, RDSI, were $0.74 million in the third quarter of 2011, down $0.56 million from the $1.3 million reported for the previous quarter, and a decline of $1.3 million from the year-ago quarter. Including fees paid by Rurban/State Bank to RDSI for data and item processing and excluding the one-time contract buyout fee received in the previous quarter, RDSI reported core revenue of $1.08 million for the current quarter compared to $1.13 million for the linked quarter; the decline resulted primarily from the loss of the acquired client. Net operating expenses for RDSI have been reduced by $1.1 million, or 54.3 percent, from the prior year third quarter.

Mortgage Banking

	Three Months Ended					Nine Months Ended
	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Mortgage originations	68,989	38,099	28,005	90,268	69,084	135,093	148,894
Mortgage sales	56,438	30,017	29,999	79,059	66,036	116,454	147,184
Mortgage servicing portfolio	370,033	351,888	341,600	328,435	276,298	370,033	276,298
Mortgage servicing rights	2,709	3,294	3,316	3,190	2,042	2,709	2,042

Mortgage serving revenue:

Loan servicing fees	226	217	209	191	168	652	417
Less: OMSR amortization	251	94	70	250	192	415	234
Net administrative fees	(25)	123	139	(59)	(24)	237	183
Less: OMSR valuation adj.	771	127	-	(660)	400	898	575
Net loan servicing fees	(796)	(4)	139	601	(424)	(661)	(392)
Plus: Gain on sale of mortgages	1,101	565	425	1,840	1,436	2,091	2,654
Mortgage banking revenue, net	305	561	564	2,441	1,012	1,430	2,262

For the third quarter of 2011, net mortgage banking revenue, consisting of gains on the sale of mortgages and net loan servicing fees, was $0.31 million, down $0.25 million from the linked quarter, and lower by $0.71 million than the year-ago quarter. For the nine months year to date, net mortgage banking revenue was $1.43 million, a decline of $0.83 million, or 36.8 percent. While originations and gains on the sale of mortgages were sharply higher than for the preceding quarter, a valuation adjustment on Originated Mortgage Servicing Rights (“OMSR”) of $0.77 million lowered net revenue for the current quarter.

Rurban continues to aggressively seek mortgage originations through its Northwest Ohio and Northeast Indiana regions, and its loan production office in Columbus. Originations for the September 2011 quarter increased above the June 2011 quarter by $30.9 million, or 81.1 percent, and were at the same level as the year-ago third quarter when government incentives were still in place. State Bank sold $56.4 million of loans in the third quarter of 2011, up $26.4 million from the linked quarter, but lower by $9.6 million, or 14.5 percent, than the 2010 third quarter. Gains on sale of mortgage loans were $1.1 million for the current quarter, or 1.95 percent of mortgage loans sold; this compares to spreads of 1.88 percent in the 2011 second quarter and 2.17 percent for the year-ago quarter. The spread reflects the mix of mortgage loans sold; State Bank retains servicing on conventional mortgages but sells its servicing on all other types of mortgages.

Loan Loss Provision

The loan loss provision was $0.3 million for the third quarter of 2011, a decrease of $0.6 million from both the second quarter of 2011 and the year-ago third quarter. The decreased provision expense reflects the decline in nonperforming loans over the past twelve months, in addition to a lower level of delinquencies. Nonperforming loans declined by $2.8 million year over year, while total delinquencies were $4.7 million lower than the year-ago quarter. The loan loss reserve now stands at 1.42 percent of total loans, providing 85 percent coverage of nonperforming loans; this compares to reserve coverage of 80 percent and 64 percent for the linked and year-ago quarters, respectively. Net charge-offs for the third quarter of 2011 were $0.5 million compared to $1.0 million and $1.4 million for the linked and year-ago quarters, respectively.

Noninterest Expense

Noninterest expense was $6.8 million for the third quarter of 2011, down $1.6 million, or 18.8 percent, from the previous quarter, and lower by $1.9 million, or 21.9 percent, from the year-ago quarter. Year to date, noninterest expense was $22.3 million, a decline of $14.1 million, or 38.8 percent, from the $36.4 million reported for the 2010 period. The following table provides a reconciliation of core and non-core items to noninterest expense on a GAAP basis.

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Noninterest Expense*: (000’s)	2011	2011	2011	2010	2010	2010	2010

Salaries and employee benefits	3,583	3,573	3,530	3,868	4,058	10,686	14,065
Occupancy & equipment expense	1,258	1,235	1,295	1,544	1,359	3,788	7,063
FDIC Insurance expense	145	254	318	461	260	717	676
Data processing fees	158	192	144	108	211	494	635
Professional fees	377	577	474	722	619	1,428	1,823
Employee expense	143	172	96	163	148	411	655
Other intangible amortization expense	185	197	197	200	200	579	601
Other expenses	974	1,115	1,006	1,809	1,883	3,095	3,814

Core Noninterest Expense	6,823	7,315	7,060	8,875	8,738	21,198	29,332

Non-Core Items

OREO Impairment (1)	-	-	-	757	-	-	215
Goodwill Impairment (2)	-	-	-	4,681	-	-	-
Hardware impairment/ write-off (2)	-	-	-	-	-	-	2,792
Software impairment/ write-off (2)	-	-	-	-	-	-	3,247
FHLB/REPO Prepayment Penalties (1)	-	1,083	-	-	-	1,083	-
Intangible impairment (2)	-	-	-	1,592	-	-	-
Contract write-off (2)**	-	-	-	-	-	-	193
New Core Loan (2)**	-	-	-	-	-	-	624
Non-Core Noninterest Expense	-	1,083	-	7,030	-	1,083	7,071

Noninterest Expense (GAAP)	6,823	8,398	7,060	15,905	8,738	22,281	36,403

* Line items identified as (1) are reported in the financial statements of State Bank, while items identified as a (2) are part of RDSI
** Items marked with double asterisks were included in Other Expense

Non-core expenses reported during the first nine months of 2011 were substantially reduced from 2010 levels: $1.1 million in 2011 compared to $7.1 million for the 2010 nine-month period. At the banking level, State Bank incurred a $1.1 million prepayment penalty during the second quarter of 2011 and $0.2 million of OREO write-downs in the second quarter of 2010. Year to date, RDSI did not have any one-time or non-core charges; by comparison, RDSI wrote off or wrote down $6.8 million of hardware and software assets in the first nine-months of 2010. Excluding these non-core charges, noninterest expense from operations was $21.2 million year to date compared to $29.3 million for the prior-year nine-month period, lower by $8.1 million, or 27.7 percent.

The majority of operational savings during 2011 still relate to the downsizing of RDSI in response to the loss of its data processing business. More recent cost savings have been the result of efficiencies at the bank level; noninterest expense from operations for the third quarter of 2011 was $6.8 million, a decrease of $0.5 million from the linked quarter. Savings were derived in several areas, including data processing, employee expense and professional expenses, as well as from lower FDIC insurance expense as a result of Dodd-Frank premium reductions for small banks. As a result of these initiatives, the efficiency ratio improved to 83.1 percent for the third quarter, down 325 basis points and 465 basis points from the linked and year-ago quarters, respectively. Year to date, the efficiency ratio was 85.2 percent compared to 93.5 percent for the prior-year nine month period.

Balance Sheet

Total assets as of September 30, 2011 were $623.8 million, up $5.7 million, or 0.9 percent, from the linked quarter, and down $57.4 million, or 8.4 percent, from the year-earlier quarter. In a series of transactions completed during June of 2011, State Bank sold $43 million of investment securities with a weighted average yield of 3.97 percent, recognizing a gain on sale of $1.9 million. Proceeds were applied to pay down $32.0 million in borrowings with a weighted average rate of 4.64 percent. The prepayment penalty for the pay down of the $30 million in repos and $2 million in FHLB advances was $1.1 million.

Total loans increased by $1.4 million from the linked quarter, to $438.9 million at September 30, 2011, primarily from a $1.9 increase in Commercial and Industrial (“C&I”) loans; since year-end 2010, total loans increased by $11.4 million, or 2.7 percent. Commercial loans, including Commercial Real Estate (“CRE”) and C&I loans accounted for the majority of growth.

Loan Portfolio

(000’s)	3Q 2011	2Q 2011	1Q 2011	4Q 2010	3Q 2010
Construction & Development	15,992	19,538	17,658	16,177	15,310
Farmland	22,814	22,596	23,207	24,439	21,071
HELOC	38,569	38,950	38,077	38,681	39,120
Residential Real Estate	98,772	93,468	93,122	96,257	95,371
Commercial RE – Owner	70,432	72,172	67,602	65,552	67,288
Commercial RE – Investor	89,772	90,460	87,833	86,956	87,271
Total Real-estate related	$336,351	$337,184	$327,499	$328,062	$325,251
Commercial & Industrial	72,622	70,741	67,551	69,510	69,917
Agriculture	15,787	15,858	13,999	16,390	16,152
Consumer	9,475	9,891	9,961	10,653	9,457
Other	4,691	3,877	3,156	2,929	4,219
Total Loans	$438,926	$437,551	$422,166	$427,544	$424,996

CRE, the largest loan category, accounts for 36.5 percent of total loans, or $160.2 million, up $7.7 million, or 5.0 percent, since year-end. Along with $16.0 million of construction and development loans, these commercial real estate categories together accounted for 40.1 percent of total loans at September 30, 2011, up from 39.5 percent at December 31, 2010. State Bank’s portfolio of 1-4 family residential real estate loans currently stands at $98.8 million, or 22.5 percent of total loans. This segment grew by approximately $2.5 million since December 31, 2010; in addition to strong sales into the secondary market, State Bank has underwritten jumbo real estate loans to highly-qualified private banking clients, which it retains for its own portfolio. C&I loans now stand at $72.6 million, up $3.1 million, or 4.5 percent, since year-end.

Total deposits as of September 30, 2011 were $514.3 million, down $8.0 million, or 1.5 percent, from the prior-year third quarter, but higher by $18.5 million than at the end of the linked quarter. Increases were distributed among all deposit categories except savings, with noninterest-bearing demand deposits and time deposits each up by four percent, and Money Market accounts higher by nine percent compared to the linked quarter. As a result of the balance sheet deleveraging, combined with lower cash reserves, State Bank was able to reduce repos and FHLB advances by $43.8 million since the prior-year third quarter; they now stand at $31.7 million.

Asset Quality

The quality of Rurban’s loan portfolio has remained stronger than most Midwest banks throughout the current credit cycle. Rurban continues to improve on its performance, reporting nonperforming assets (“NPAs”) of $9.3 million for the current quarter, or 1.49 percent of total assets. NPAs declined $0.8 million, or 8.2 percent, since the linked quarter, and were lower by $2.8 million, or 22.8 percent, than the year-ago third quarter.

Nonperforming Assets by Category

($000)	3Q 2011	2Q 2011	1Q 2011	4Q 2010	3Q 2010
Construction & Development	-	-	-	-	634
Farmland	87	87	87	-	56
HELOC	440	373	200	474	469
Residential Real Estate	2,107	2,436	3,466	3,285	3,419
Commercial RE - Owner	1,308	1,723	4,709	2,183	448
Commercial RE – Investor	902	897	627	3,246	2,510
Total Real Estate-Related	$4,844	$5,516	$9,089	$9,188	$7,536
Commercial &Industrial	2,466	2,507	2,950	3,031	2,477
Consumer	21	50	82	64	94
Total Non-performing Loans	$7,331	$8,073	$12,121	$12,283	$10,107
OREO/OAO	1,970	2,056	924	1,538	1,947
Nonperforming Assets	$9,301	$10,129	$13,044	$13,822	$12,054

Nonperforming loans stand at $7.3 million at September 30, 2011, down $0.74 million, or 9.2 percent, and $2.8 million, or 27.5 percent, from the linked and year-ago quarters, respectively. Real estate-related loans account for 66 percent of problem loans: $4.84 million at September 30, 2011, down $0.67 million and $2.7 million from the linked and year-ago quarters. Currently, State Bank has only three nonperforming relationships that exceed $1.0 million; together, they account for $5.0 million, or 54 percent, of nonperforming assets; each accounts for approximately one-third of the total.

Nonperforming Asset Reconciliation

($000)	3Q 2011	2Q 2011	1Q 2011	4Q 2010	3Q 2010
Beginning Balance	$10,129	$13,044	$13,822	$12,053	$14,052
Additions	432	289	1,076	4,590	837
Returns to performing status	(206)	(352)	(83)	(321)	(128)
Principal payments	(281)	(843)	(118)	25	313
Sale of OREO/OAO	(246)	(416)	(1,014)	(235)	(1,438)
Loan charge-offs	(527)	(1,593)	(639)	(1,591)	(1,583)
Valuation write-downs	-	-	-	(699)	-
Total	$9,301	$10,129	$13,044	$13,822	$12,053

New additions to nonperforming status for the current quarter were $0.43 million compared to $0.29 million and $1.1 million in the two preceding quarters. Additions to nonperforming status were more than offset by the $1.3 million decline from the combination of asset sales, principal payments and improved performance during the third quarter.

Capitalization

As of September 30, 2011, the capital ratios of Rurban’s banking subsidiary, State Bank, were all in excess of the regulatory thresholds for a “well-capitalized” institution. The Bank’s Tier I Leverage ratio was 7.95 percent of total assets, a substantial improvement from the 6.90 percent reported at year-end 2010. The Total Risk-Based Capital ratio was 11.85 percent of risk-weighted assets, with the Tier 1 Risk-Based Capital ratio at 10.60 percent.

About Rurban Financial Corp.

Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 18 banking centers in seven Northwestern Ohio counties, one center in Fort Wayne, Indiana; and loan production offices in Columbus, Ohio and Angola, Indiana. The Bank offers a full range of financial services for consumers and small businesses, including trust services, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Rurban’s financial performance, its performance trends and financial position. Specifically, Rurban provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

Contact Information:
At Rurban Financial Corp.:
Anthony V. Cosentino, CFO
419-785-3663
Tony.Cosentino@thebank-sbt.com

RURBAN FINANCIAL CORP.  & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Unaudited)

	September	June	March	December	September
	2011	2011	2011	2010	2010

ASSETS
Cash and due from banks	$13,764,025	$10,485,573	$38,090,470	$30,417,813	$60,600,672

Investment Securities:
Securities available for sale, at fair value	104,614,877	104,769,578	131,052,629	132,762,058	115,993,828
Non-marketable securities - FRB and FHLB Stock	3,748,250	3,748,250	3,748,250	3,748,250	3,748,250
Total investment securities	108,363,127	108,517,828	134,800,879	136,510,308	119,742,078

Loans held for sale	10,589,706	7,211,433	5,423,901	9,055,268	13,453,782

Loans, net of unearned income	438,926,037	437,550,602	422,166,393	427,544,414	424,995,825
Allowance for loan losses	(6,235,230)	(6,443,873)	(6,593,279)	(6,715,397)	(6,451,422)
Net Loans	432,690,807	431,106,729	415,573,114	420,829,017	418,544,403

Premises and equipment, net	14,120,118	14,359,437	14,361,382	14,622,541	14,999,354
Purchased software	805,286	874,954	947,061	1,021,036	545,606
Cash surrender value of life insurance	12,133,693	12,041,915	11,951,006	13,211,247	13,107,086
Goodwill	16,733,830	16,733,830	16,733,830	16,733,830	21,414,790
Core deposits and other intangibles	2,005,945	2,190,707	2,387,920	2,585,132	4,377,111
Foreclosed assets held for sale, net	1,970,028	2,056,046	921,660	1,538,307	1,946,653
Mortgage servicing rights	2,709,222	3,294,494	3,316,228	3,190,389	2,041,698
Accrued interest receivable	2,061,201	1,958,748	2,363,645	2,068,965	2,560,938
Other assets	5,846,400	7,229,610	8,096,914	8,503,832	7,855,586
Total assets	$623,793,388	$618,061,304	$654,968,010	$660,287,685	$681,189,757

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$62,079,685	$59,650,822	$64,027,818	$62,745,906	$64,671,378
Interest bearing NOW	103,229,318	101,972,099	107,940,091	105,708,472	99,647,367
Savings	48,145,958	48,771,404	48,983,184	47,662,315	46,092,866
Money Market	79,163,033	72,822,730	77,481,943	84,635,537	87,407,976
Time Deposits	221,730,681	212,652,611	214,528,353	214,925,512	224,501,334
Total deposits	514,348,675	495,869,666	512,961,389	515,677,742	522,320,921

Notes payable	2,865,123	3,142,048	3,218,211	3,290,471	3,368,266
Advances from Federal Home Loan Bank	12,939,598	24,602,002	16,679,942	22,807,351	25,429,671
Fed Funds Purchased	-	2,000,000	-	-	-
Repurchase Agreements	18,777,909	19,866,731	49,499,424	45,785,254	50,117,031
Trust preferred securities	20,620,000	20,620,000	20,620,000	20,620,000	20,620,000
Accrued interest payable	2,704,466	2,391,743	2,195,926	1,971,587	1,683,116
Other liabilities	3,985,333	3,555,204	3,528,328	4,111,182	3,582,414
Total liabilities	576,241,104	572,047,394	608,703,220	614,263,587	627,121,419

Equity
Common stock	12,568,583	12,568,583	12,568,583	12,568,583	12,568,583
Additional paid-in capital	15,302,194	15,280,945	15,258,113	15,235,206	15,208,434
Retained earnings	20,192,317	19,589,825	18,813,030	18,802,106	25,386,403
Accumulated other comprehensive income (loss)	1,258,501	343,868	1,394,375	1,187,514	2,674,229
Treasury stock	(1,769,311)	(1,769,311)	(1,769,311)	(1,769,311)	(1,769,311)
Total Equity	47,552,284	46,013,910	46,264,790	46,024,098	54,068,338

Total liabilities and equity	$623,793,388	$618,061,304	$654,968,010	$660,287,685	$681,189,757

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATION - (Unaudited)

	Three Months Ended					Nine Months Ended

	September	June	March	December	September	September	September
Interest income	2011	2011	2011	2010	2010	2011	2010
Loans
Taxable	$6,250,747	$6,170,234	$5,852,367	$6,396,391	$6,281,157	$18,273,348	$19,442,383
Nontaxable	24,140	14,930	11,494	12,761	13,664	50,564	49,960
Securities
Taxable	446,342	566,609	610,524	587,516	596,362	1,623,475	1,679,203
Nontaxable	171,739	301,556	335,969	339,436	353,755	809,264	1,055,707
Other	56	3	83	48	24	142	211
Total interest income	6,893,024	7,053,332	6,810,437	7,336,152	7,244,962	20,756,793	22,227,464

Interest expense
Deposits	976,336	1,010,170	1,049,393	1,187,283	1,275,607	3,035,899	3,935,731
Other borrowings	24,691	24,457	24,629	19,043	32,367	73,777	101,145
Repurchase Agreements	71,900	344,215	425,519	435,234	436,369	841,634	1,295,994
Federal Home Loan Bank advances	79,033	113,379	133,016	220,712	231,122	325,428	872,947
Trust preferred securities	355,632	347,713	344,578	355,304	388,854	1,047,923	1,178,502
Total interest expense	1,507,592	1,839,934	1,977,135	2,217,576	2,364,319	5,324,661	7,384,319

Net interest income	5,385,432	5,213,398	4,833,302	5,118,576	4,880,643	15,432,132	14,843,145

Provision for loan losses	297,368	898,440	498,840	1,798,890	898,570	1,694,648	8,788,713

Net interest income after provision for loan losses	5,088,064	4,314,958	4,334,462	3,319,686	3,982,073	13,737,484	6,054,432

Noninterest income
Data service fees	743,114	1,303,658	912,254	1,053,841	2,044,400	2,959,026	8,682,575
Trust fees	628,994	669,161	695,321	663,705	650,511	1,993,476	1,883,994
Customer service fees	663,691	640,151	580,942	614,572	643,816	1,884,784	1,846,161
Gain on sale of mortgage loans and OMSR's	1,100,557	565,049	425,130	1,839,977	1,435,581	2,090,736	2,653,693
Mortgage loan servicing fees, net	(795,995)	(4,042)	138,927	600,456	(423,939)	(661,110)	(397,577)
Gain on sale of non-mortgage loans	-	37,644	42,779	74,070	125,122	80,423	233,071
Net realized gain (loss) on sales of securities	-	1,871,387	-	(589)	-	1,871,387	451,474
Investment securities recoveries	-	-	-	-	-	-	73,774
Loss on sale or disposal of assets	(26,816)	(160,453)	(100,209)	(40,837)	(128,985)	(287,478)	(159,066)
Other income	161,377	174,410	167,682	201,435	188,055	503,469	544,094
Total non-interest income	2,474,922	5,096,965	2,862,826	5,006,630	4,534,561	10,434,713	15,812,193

Noninterest expense
Salaries and employee benefits	3,582,982	3,573,103	3,530,106	3,867,605	4,058,316	10,686,191	14,064,591
Net occupancy expense	568,173	517,414	584,057	533,362	486,695	1,669,644	1,639,386
Equipment expense	689,662	717,826	711,051	1,010,194	872,681	2,118,539	5,423,343
FDIC Insurance expense	145,261	253,939	317,639	461,153	259,646	716,839	676,462
Software impairment expense	-	-	-	-	-	-	4,892,231
Data processing fees	157,686	191,801	143,744	108,145	211,129	493,231	635,393
Professional fees	377,322	576,752	473,536	722,103	619,430	1,427,610	1,823,449
Marketing expense	89,192	89,892	55,976	125,754	139,987	235,060	330,213
Printing and office supplies	86,071	118,516	76,148	83,860	111,414	280,735	369,842
Telephone and communication	140,995	143,366	156,640	198,606	267,344	441,001	992,891
Postage and delivery expense	260,477	258,621	344,309	333,016	388,666	863,407	1,415,529
State, local and other taxes	102,577	133,988	143,568	424,838	154,391	380,133	118,835
Employee expense	143,355	171,801	95,884	163,407	147,739	411,040	654,968
Goodwill Impairment	-	-	-	4,680,960	-	-	-
Other intangible amortization expense	184,763	197,212	197,212	1,791,979	200,344	579,187	600,613
OREO Impairment	-	-	-	756,517	-	-	215,000
Other expenses	294,621	1,454,047	229,821	643,454	820,633	1,978,489	2,550,747
Total non-interest expense	6,823,137	8,398,278	7,059,691	15,904,953	8,738,415	22,281,106	36,403,493

Income (loss) before income tax expense	739,849	1,013,645	137,597	(7,578,637)	(221,781)	1,891,091	(14,536,868)

Income tax expense (benefit)	137,356	236,852	126,672	(994,341)	(247,696)	500,880	(5,507,954)

Net income (loss)	$602,493	$776,793	$10,925	$(6,584,296)	$25,915	$1,390,211	$(9,028,914)

Common share data:
Basic earnings (loss) per common share	$0.12	$0.16	$0.00	$(1.35)	$0.01	$0.29	$(1.86)

Diluted earnings (loss) per common share	$0.12	$0.16	$0.00	$(1.35)	$0.01	$0.29	$(1.86)

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands except per share data)	Three Months Ended					Nine Months Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
SUMMARY OF OPERATIONS	2011	2011	2011	2010	2010	2011	2010

Net interest income	$5,385	5,213	4,833	5,119	4,881	15,432	14,843
Less: Non core item	$-	-	-	-	-	-	(130)
Tax-equivalent adjustment	$101	163	179	181	189	443	570
Tax-equivalent net interest income (core)	$5,486	5,376	5,012	5,300	5,070	15,875	15,282
Provision for loan loss	$297	898	499	1,799	899	1,695	8,789
Less: Non core RDSI item	$-	-	-	-	-	-	3,000
Core provision for loan loss	$297	898	499	1,799	899	1,695	5,789
Noninterest income	$2,475	5,097	2,863	5,007	4,535	10,435	15,812
Less: Non core items	$27	(2,230)	100	41	129	(2,103)	(366)
Core noninterest income	$2,502	2,867	2,963	5,048	4,664	8,332	15,446
Total revenue, tax-equivalent	$7,961	10,473	7,875	10,307	9,604	26,310	31,095
Core revenue, tax-equivalent	$7,988	8,243	7,975	10,348	9,733	24,207	30,729
Noninterest expense	$6,823	8,398	7,060	15,905	8,738	22,281	36,403
Less: Non core items	$-	1,083	-	7,030	-	1,083	7,071
Core Noninterest Expense	$6,823	7,315	7,060	8,875	8,738	21,198	29,332
Pre Provision Pretax income (loss)	$1,037	1,912	636	(5,780)	677	3,586	(5,748)
Core Pre Provision Pretax income (loss)	$1,064	765	737	1,292	806	2,566	826
Pretax income (loss)	$740	1,014	138	(7,579)	(222)	1,891	(14,537)
Net income (loss)	$602	777	11	(6,584)	26	1,390	(9,029)
Core Earnings After Tax	$620	20	77	(1,917)	111	717	(2,538)

PER SHARE INFORMATION:
Basic & Diluted earnings	$0.12	0.16	0.00	(1.35)	0.01	0.29	(1.86)
Core earnings	$0.13	0.00	0.02	(0.39)	0.02	0.15	(0.52)
Book value per common share	$9.78	9.46	9.52	9.47	11.12	9.78	11.12
Tangible book value per common share	$5.91	5.55	5.56	4.18	5.79	5.91	5.79

PERFORMANCE RATIOS:
Return on average assets	0.38%	0.48%	0.01%	(3.83%)	0.02%	0.29%	(1.80%)
Core return on average assets	0.40%	0.01%	0.05%	(1.12%)	0.07%	0.15%	(0.50%)
Return on average common equity	5.12%	6.66%	0.09%	(49.25%)	0.19%	3.96%	(20.53%)
Core return on avg. tangible common equity	8.78%	0.29%	1.14%	(27.60%)	1.57%	3.44%	(10.42%)
Cost of interest bearing liabilities	1.19%	1.39%	1.46%	1.59%	1.73%	1.35%	1.81%
Core efficiency ratio	83.10%	86.35%	86.05%	83.86%	87.75%	85.18%	93.53%
Core noninterest expense/Average assets	4.35%	4.51%	4.27%	5.17%	5.26%	4.37%	5.83%
Core noninterest income/Operating revenue	31.42%	27.37%	37.63%	48.98%	48.56%	31.67%	49.67%
Net interest margin	3.90%	3.71%	3.48%	3.63%	3.52%	3.68%	3.52%
Tax equivalent effect	0.08%	0.12%	0.13%	0.13%	0.14%	0.11%	0.13%
Net interest margin - fully tax equivalent basis	3.98%	3.83%	3.61%	3.76%	3.66%	3.79%	3.65%

ASSET QUALITY RATIOS:
Gross charge-offs	$527	1,593	639	1,591	1,583	2,759	9,743
Net charge-offs	$506	1,048	621	1,535	1,448	2,175	9,367
Non-performing loans/total loans	1.67%	1.85%	2.87%	2.87%	2.38%	1.67%	2.38%
Non-performing assets/ Loans & OREO	2.11%	2.30%	3.08%	3.22%	2.82%	2.11%	2.82%
Non-performing assets/total assets	1.49%	1.64%	1.99%	2.09%	1.77%	1.49%	1.77%
Allowance for loan loss/non-performing loans	85.05%	79.82%	54.40%	54.67%	63.83%	85.05%	63.83%
Allowance for loan loss/total loans	1.42%	1.47%	1.56%	1.57%	1.52%	1.42%	1.52%
Net loan charge-offs/average loans (ann.)	0.46%	0.97%	0.59%	1.44%	1.35%	0.67%	1.88%
Loan loss provision/ Net charge-offs	58.77%	85.74%	80.33%	117.20%	62.07%	77.92%	93.83%

CAPITAL & LIQUDITY RATIOS:
Loans/ Deposits	85.34%	88.24%	82.30%	82.91%	81.37%	85.34%	81.37%
Equity/Assets	7.62%	7.44%	7.06%	6.97%	7.94%	7.62%	7.94%
Tangible equity/ Tangible assets	4.76%	4.52%	4.27%	4.17%	4.31%	4.76%	4.31%
State Bank & Trust:
Total Risk-based Capital Ratio	11.85%	11.89%	11.97%	11.69%	11.59%	11.85%	11.59%
Tier 1 leverage risk-based capital ratio	10.60%	10.64%	10.71%	10.44%	10.34%	10.60%	10.34%
Tier 1 leverage capital ratio	7.95%	7.54%	7.24%	6.90%	7.06%	7.95%	7.06%

END OF PERIOD BALANCES
Total Loans	$438,926	437,551	422,166	427,544	424,996	438,926	424,996
Total Assets	$623,793	618,061	654,968	660,288	681,190	623,793	681,190
Deposits	$514,349	495,870	512,961	515,678	522,321	514,349	522,321
Stockholders Equity	$47,552	46,014	46,265	46,024	54,068	47,552	54,068
Tangible Equity	$28,813	27,089	27,143	26,705	28,276	28,813	28,276
Full-time equivalent employees	215	228	227	242	257	215	257
Period-end common shares outstanding	4,862	4,862	4,862	4,862	4,862	4,862	4,862

AVERAGE BALANCES
Total Loans	$437,744	430,363	422,519	426,629	430,414	430,268	449,281
Total Earning Assets	$551,744	561,353	554,975	563,609	554,685	558,721	562,894
Total Assets	$627,291	648,681	661,621	687,058	664,981	645,803	668,605
Deposits	$512,190	510,591	520,045	534,168	513,448	514,197	501,591
Stockholders Equity	$47,087	46,629	46,229	53,478	54,154	46,742	58,500
Tangible Equity	$28,251	27,596	27,003	27,782	28,242	27,711	32,394

RURBAN FINANCIAL CORP.
Rate Volume Analysis
For the Three and Nine Months Ended September 30, 2011 and 2010 ($ in thousands)

($ in Thousands)	Three Months Ended September 30, 2011			Three Months Ended September 30, 2010
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable Securities	$91,436	446	1.95%	$82,320	596	2.90%
Non-taxable Securities	15,762	260	6.60%	33,946	536	6.32%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	444,546	6,287	5.66%	438,419	6,302	5.75%
Total earning assets	$551,744	6,994	5.07%	$554,685	7,434	5.36%

Cash and due from banks	16,391			47,352
Allowance for loan losses	(6,502)			(7,096)
Premises and equipment	17,009			16,976
Other assets	48,649			53,064
Total assets	$627,291			$664,981

Liabilities
Savings and interest-bearing demand	$230,591	88	0.15%	$230,728	163	0.28%
Time deposits	218,647	889	1.63%	219,974	1,112	2.02%
Repurchase Agreements	18,643	72	1.54%	47,938	436	3.64%
Advances from FHLB	14,967	79	2.11%	25,640	231	3.61%
Junior subordinated debentures	20,620	356	6.90%	20,620	389	7.54%
Notes Payable & other borrowed funds	3,048	25	3.24%	2,431	32	5.33%
Total interest-bearing liabilities	$506,516	1,508	1.19%	$547,331	2,364	1.73%

Non interest-bearing demand	62,952			62,746
Other liabilities	10,736			750
Total liabilities	580,204			610,826

Equity	$47,087			$54,154

Total liabilities and equity	$627,291			$664,981

Net interest income (tax equivalent basis)		$5,486			$5,070

Net interest income as a percent of average interest-earning assets			3.98%			3.66%

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable Securities	$98,863	1,623	2.19%	$79,960	1,679	2.80%
Non-taxable Securities	24,003	1,226	6.81%	33,652	1,600	6.34%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	435,855	18,350	5.61%	449,281	19,518	5.79%
Total earning assets	$558,721	21,200	5.06%	$562,894	22,797	5.40%

Cash and due from banks	27,660			38,472
Allowance for loan losses	(6,659)			(7,005)
Premises and equipment	16,837			20,832
Other assets	49,244			53,411
Total assets	$645,803			$668,605

Liabilities
Savings and interest-bearing demand	$234,951	297	0.17%	$227,390	468	0.27%
Time deposits	215,647	2,739	1.69%	213,554	3,468	2.17%
Repurchase Agreements	35,552	842	3.16%	47,766	1,296	3.62%
Advances from FHLB	16,632	325	2.61%	29,607	873	3.93%
Junior subordinated debentures	20,620	1,048	6.78%	20,620	1,179	7.62%
Notes Payable & other borrowed funds	3,171	74	3.10%	3,964	101	3.40%
Total interest-bearing liabilities	$526,574	5,325	1.35%	$542,900	7,384	1.81%

Non interest-bearing demand	63,599			60,647
Other liabilities	8,889			6,558
Total liabilities	599,061			610,105

Equity	$46,742			$58,500

Total liabilities and equity	$645,803			$668,605

Net interest income (tax equivalent basis)		$15,875			$15,413

Net interest income as a percent of average interest-earning assets			3.79%			3.65%

RURBAN FINANCIAL CORP.
Summary of Non-performing Assets

($ in Thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010

Non-performing loans:
Non-accrual loans (1)	$7,331	8,073	12,121	12,283	10,107
Loans 90 + days past due, still accruing interest	$-	-	-	-	-

Total non-performing loans	$7,331	8,073	12,121	12,283	10,107

Other Real Estate Owned (OREO),
Repossessed Vehicles	$1,970	2,056	924	1,538	1,947

Total non-performing assets	$9,301	10,129	13,044	13,822	12,053

Total allowance for loan losses	$6,235	6,444	6,593	6,715	6,451

Accruing restructured loans (2)	$1,311	1,312	1,229	1,107	1,230

(1)	Includes $2.22 million of restructured loans on non-accrual status at September 30, 2011

(2)	Accruing restructured loans at September 30, 2011 consists primarily of residential and commercial real estate loans that have been modified and are performing in accordance with those modified terms.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2010	2011	2010	2010

30-59 Days Past Due	$573	1,121	861	1,073	1,568
60-89 Days Past Due	$146	248	44	568	1,326
90 + Days Past Due	$6,052	6,808	10,572	10,493	8,556

Total Delinquent Loans	$6,771	8,177	11,476	12,133	11,450

RURBAN FINANCIAL CORP.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

		Three Months Ended				Nine Months Ended

($ in Thousands)	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010

GAAP Earnings	$602	777	11	(6,584)	26	1,390	(9,029)

Realized securities gains (1)	-	(1,871)	-	1	-	(1,871)	(451)
Investment securities recoveries (1)	-	-	-	-	-	-	(74)
Prepayment penalties (1)	-	1,083	-	-	-	1,083	-
(Gains)/losses on sales of assets (1)	27	160	100	41	129	287	159
OREO writedown (1)	-	-	-	757	-	-	215
Software impairment/ Write-offs (2)	-	-	-	-	-	-	3,247
Hardware write-offs (2)	-	-	-	-	-	-	2,792
Contract impairment/ Write-offs (2)	-	-	-	-	-	-	193
New Core Loan write-off (2)	-	-	-	-	-	-	624
New Core Loan (2)	-	-	-	-	-	-	3,000
Accrued interest on New Core Loan (2)	-	-	-	-	-	-	130
Contract Buyouts (2)	-	(519)	-	-	-	(519)	-
Writedown of goodwill and other intangibles (2)	-	-	-	6,273	-	-	-

Total Non-Core Items	27	(1,147)	100	7,071	129	(1,020)	9,835

Applicable income tax effect on Non-Core Items	(9)	390	(34)	(2,404)	(44)	347	(3,344)

After-tax Non Core Items	18	(757)	66	4,667	85	(673)	6,491

Core Recurring Net Income	620	20	77	(1,917)	111	717	(2,538)

(1)	State Bank & Trust
(2)	RDSI

Rurban Financial Corp.
Segment Reporting - Three Months Ended September 30, 2011

	Banking	Parent Company and Other	Total Banking, Parent and Other	Data Services	Elimination Entries	Rurban Financial Corp.
($ in Thousands)

Income Statement Measures

Interest Income	$6,915	31	6,946	-	(53)	6,893
Interest Expense	1,128	357	1,485	76	(53)	1,508

Net Interest Income	5,787	(326)	5,461	(76)	-	5,385

Provision For Loan Loss	297	-	297	-	-	297

Non-interest Income	1,846	42	1,888	1,080	(493)	2,475
Non-interest Expense	5,744	314	6,058	1,258	(493)	6,823

Net Income - QTD	$1,162	(391)	771	(169)	-	602

Performance Measures

Average Assets - QTD	$618,878	-	621,994	5,297	-	627,291
Return on Average Assets	0.75%	-	0.50%	-12.76%	-	0.38%

Average Equity - QTD	$67,391	-	47,087	(909)	-	47,087
Return on Average Equity	6.90%	-	6.55%	-	-	5.12%

Average Loans - QTD	$446,042	2,000	448,042	-	(3,496)	444,546
Average Deposits - QTD	$513,442	-	513,442	-	(1,252)	512,190

Rurban Financial Corp.
Segment Reporting - Nine Months Ended September 30, 2011

	Banking	Parent Company and Other	Total Banking, Parent and Other	Data Services	Elimination Entries	Rurban Financial Corp.

Income Statement Measures

Interest Income	$20,826	90	20,916	-	(159)	20,757
Interest Expense	4,203	1,048	5,251	233	(159)	5,325

Net Interest Income	16,623	(958)	15,665	(233)	-	15,432

Provision For Loan Loss	1,695	-	1,695	-	-	1,695

Non-interest Income	7,666	136	7,802	4,022	(1,389)	10,435
Non-interest Expense	18,377	1,172	19,549	4,121	(1,389)	22,281

Net Income - YTD	$3,151	(1,542)	1,609	(219)	-	1,390

Performance Measures

Average Assets - YTD	$637,872	-	639,177	6,626		645,803
Return on Average Assets	0.66%	-	0.34%	-4.41%	-	0.29%

Average Equity - YTD	$67,033	-	46,742	(887)	-	46,742
Return on Average Equity	6.27%	-	4.59%	-	-	3.96%

Average Loans - YTD	$437,452	2,000	439,452	-	(3,597)	435,855
Average Deposits - YTD	$515,166	-	515,166	-	(970)	514,197